Exhibit 99.1

IDEXX Laboratories Announces Third Quarter Results

WESTBROOK, Maine, Oct. 29, 2020 /PRNewswire/ --

  Achieves revenue growth of 19% on a reported basis and 18% on an organic basis driven by Companion Animal Group Diagnostics recurring revenue growth of 23% reported and 21% organic
  High revenue growth supported by sustained strong global recovery in the pet healthcare market
  Delivers EPS of $1.69, representing 36% growth on a reported basis and 47% on a comparable constant currency basis, reflecting benefits from high CAG Diagnostics recurring revenue gains and proactive cost controls

IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in veterinary diagnostics, veterinary practice software and water microbiology testing, today announced third quarter results, as well as business and market condition updates related to the 2019 novel coronavirus (COVID-19) pandemic.

Third Quarter Results

The Company reports revenues of $722 million for the third quarter of 2020, an increase of 19% on a reported and 18% on an organic basis. Third quarter results were driven by Companion Animal Group ("CAG") Diagnostics recurring revenue growth of 23% reported and 21% organic, supported by similarly high organic gains in both U.S. and International markets, as well as revenue growth of 18% in the Livestock, Poultry and Dairy ("LPD") business. Third quarter growth benefited by approximately 1% from revenues associated with OPTI Medical Systems COVID-19 human PCR testing. Third quarter results were moderated by constrained new CAG instrument placement levels and lower Water business revenues, reflecting pressures on non-compliance water testing, impacted by factors related to the COVID-19 pandemic.

Earnings per diluted share ("EPS") was $1.69 for the third quarter, representing 36% growth on a reported basis and 47% growth on a comparable constant currency basis, which excludes $0.24 per share impact from an ongoing litigation matter involving a royalty claim under an expired patent license agreement and tax benefits from share-based compensation of $0.18 per share. Comparable constant currency growth measures are non-GAAP financial measures and have been modified to exclude the related operating expense impact of $27.5 million, in addition to share-based compensation tax benefits, as described in our footnotes. EPS results reflected benefits from strong CAG Diagnostics recurring revenue growth, which supported gross margin gains and operating expense leverage, augmented by proactive cost control efforts. Overall operating margins improved 70 basis points on a reported basis compared to prior year levels and 470 basis points on a comparable constant currency basis.

"We are very pleased to report excellent third quarter financial results, which reflect impressive global growth in our CAG business and outstanding efforts by the IDEXX team to support the needs of our customers during a dynamic global pandemic environment," said Jay Mazelsky, the Company's President and Chief Executive Officer. "We are very encouraged by the sustained strong recovery in pet healthcare, which reinforces our optimism in the long-term growth potential for our companion animal diagnostics business and positions us well to deliver continued strong financial results."

Market Trend and COVID-19 Pandemic Impact Update

Companion animal healthcare markets continued to build on the sharp V-shaped recovery seen in the second quarter globally. U.S. veterinary practices have experienced strong clinical demand benefiting from continued solid non-wellness visit growth, incremental growth from postponed wellness visits and an increase in new patient visits. In the U.S., same-store clinical visit growth sustained at 6% within the third quarter, supported by 3% growth in non-wellness visits and 11% growth in wellness visits, benefiting from pent-up demand. Revenue growth at veterinary practices is also benefiting from higher growth in services, including an increasing utilization of diagnostics, which supported 11% growth in same-store practice revenue in the U.S. in the third quarter. Solid same-store clinical visit gains have continued in October, reflected in 5% same-store clinical visit growth for the two-week period ended October 16. U.S. companion animal practice weekly key metrics are available in the Q3 2020 Earnings Snapshot accessible on the IDEXX website, www.idexx.com/investors.

Strong global companion animal market trends have supported exceptional demand for CAG diagnostic products and services. Global CAG Diagnostics recurring revenues sustained their growth at high levels through the third quarter reflected in greater than 20% growth early in the quarter and growth closer to 20% in the later part of the quarter, benefiting in part from pent-up demand for wellness diagnostic testing in the U.S..

These trends are encouraging and reflect the resilience of the pet healthcare market. Potential effects related to ongoing COVID-19 case management efforts are challenging to predict and may pressure future revenues should enhanced social distancing policies and higher infection rates impact veterinary clinic operations in certain regions.

In managing IDEXX businesses, the Company continues to provide high levels of service delivery and product support for customers during this time and maintains high health and safety standards to protect its employees and ensure business continuity. In an effort to continue to protect the health and safety of our workforce and their families and communities, the majority of IDEXX employees continue to work remotely and travel continues to be limited.

Third Quarter Performance Highlights

Companion Animal Group

The Companion Animal Group generated 20% reported and 18% organic revenue growth for the quarter, supported by CAG Diagnostics recurring revenue growth of 23% on a reported and 21% on an organic basis. Growth was similarly high across IDEXX's major modalities in the third quarter, reflecting continued strong growth in clinical visits and related diagnostic products and services. Overall CAG revenue growth was constrained by lower instrument placements, which improved relative to second quarter trends, but continue to be impacted by COVID-19 related restrictions on access to veterinary practices. Despite these constraints, IDEXX achieved 3,173 premium instrument placements, supporting a 14% expansion of IDEXX's global premium instrument installed base.

  IDEXX VetLab® consumables generated 23% reported and 22% organic revenue growth, supported by ongoing expansion of our global premium instrument installed base, continued strong customer retention, increases in testing utilization and moderate net price gains.
  Reference laboratory diagnostic and consulting services generated 24% reported and 21% organic revenue growth, led by growth in U.S. markets benefiting from strong market growth including high demand for wellness testing, as well as moderate net price realization and benefits from net new customer additions.
  Rapid assay products revenues grew 20% on a reported and organic basis, led by high growth in SNAP® 4Dx® Plus sales volumes in U.S. markets benefiting from strong overall market conditions including high demand for wellness testing.

Veterinary software, services and diagnostic imaging systems revenues grew 4% on a reported and organic basis, supported by double-digit growth in subscription-based service revenues and strong growth in new veterinary software system placements. Overall growth was moderated by declines in diagnostic imaging systems placements.

Water

Water revenues declined 5% on a reported basis and 4% on an organic basis for the quarter, reflecting continued pressures in non-compliance testing volumes impacted by the COVID-19 pandemic.

Livestock, Poultry and Dairy ("LPD")

LPD revenues grew 18% on a reported and organic basis, driven by strong growth in the Asia Pacific region. LPD results were supported by improvements in core swine testing volumes, continued benefits from African Swine Fever diagnostic testing programs in Asia, and growth in poultry testing. These gains were moderated by lower herd health screening levels, compared to strong prior year results.

Gross Profit and Operating Profit

Gross profits increased 23% on a reported and constant currency basis. Gross margin of 58.5% increased 150 basis points compared to prior year period results on a reported basis and 200 basis points on a constant currency basis. Gross margin results reflected reference laboratory productivity gains on high revenue growth, favorable mix from strong consumable revenue and lower instrument revenue, as well as benefits from moderate price gains.

Operating margin was 23.8% in the quarter, 70 basis points higher than the prior year period results on a reported basis and 470 basis points higher on a comparable constant currency basis, supported by operating expense leverage on stronger than expected revenue growth. Operating expenses increased 22% on a reported basis, reflecting the $27.5 million accrual related to the ongoing litigation noted earlier, and increased 9% on a comparable constant currency basis. Operating expenses in the third quarter included a $10 million contribution to establish the IDEXX Foundation, a donor-advised charitable fund, focused on making a positive impact on our communities. Priorities for the IDEXX Foundation will include supporting education in the veterinary and STEM fields, including advancing diversity, equity and inclusion in animal healthcare. Given the strong recovery in its core CAG business, the Company plans to advance prioritized investments in support of its long-term growth strategy and anticipates sustaining a relatively higher rate of operating expense growth moving forward.

2020 and 2021 Financial Outlook

The Company is maintaining suspension of full-year 2020 guidance due to the unpredictability of potential future impacts from the COVID-19 pandemic and is not providing preliminary 2021 guidance at this time.

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will be hosting a conference call today at 8:30 a.m. (EDT) to discuss its third quarter 2020 results and management's outlook. To participate in the conference call, dial 1-888- 771-4371 or 1-847-585-4405 and reference confirmation number 49967945. Individuals can access a live webcast of the conference call through a link on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (EDT) on that day via the same link and will remain available for one year.

About IDEXX Laboratories, Inc.

IDEXX Laboratories, Inc. is a member of the S&P 500® Index and is a leader in pet healthcare innovation, serving practicing veterinarians around the world with a broad range of diagnostic and information technology-based products and services. IDEXX products enhance the ability of veterinarians to provide advanced medical care, improve staff efficiency and build more economically successful practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for livestock and poultry and tests for the quality and safety of water and milk and point-of-care and laboratory diagnostics for human medicine. Headquartered in Maine, IDEXX employs more than 9,000 people and offers products to customers in over 175 countries. For more information about IDEXX, visit: www.idexx.com.

Note Regarding Forward-Looking Statements

This earnings release contains statements about the Company's business prospects and estimates of the Company's financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are included above under "Third Quarter Results," "Market Trend and COVID-19 Pandemic Update" and "Gross Profit and Operating Profit" and elsewhere and can be identified by the use of words such as "expects", "may", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to, among other things, the impact of the COVID-19 pandemic and the Company's planned future investments and operating expense growth. These statements are intended to provide management's expectation of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the adverse impact, and the duration, of the effects of the ongoing COVID-19 pandemic on our business, results of operations, liquidity, financial condition and stock price, as well as the other matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and in the corresponding sections of the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, as well as those described from time to time in the Company's other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company's consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors' evaluation of the Company's business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company's business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company's business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimated the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted third quarter 2020 results as follows: decreased gross profit growth by approximately 0.1%, decreased gross profit margin growth by 50 basis points, decreased operating expense growth by 0.2%, decreased operating profit margin growth by 20 basis points, and had an immaterial impact on EPS growth. Estimated currency changes also decreased 2020 EPS growth by 2% for the nine months ended September 30, 2020. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three and nine months ended September 30, 2020.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that excludes the impact of changes in foreign currency exchange rates and revenue from certain business acquisitions. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three and nine months ended September 30, 2020. The percentage change in revenue resulting from acquisitions represents incremental revenues attributable to business acquisitions that have occurred since the beginning of the prior year period. We exclude only acquisitions that are considered to be a business from organic revenue growth. For more detail on what acquisitions we consider to be a business in computing organic growth, please see Management's Discussion and Analysis of Financial Conditions and Results of Operations, Non-GAAP Financial Measures, contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

Comparable constant currency operating expense growth, operating profit growth, and operating margin gain (or growth) - Comparable constant currency operating expense growth, operating profit growth, and operating profit margin gain (or growth) are non-GAAP financial measures and exclude the impact of changes in foreign currency exchange rates and non-recurring or unusual items (if any). Management believes that reporting comparable constant currency operating expense growth, operating profit growth, and operating margin gain (or growth) provides useful information to investors because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding key metrics used by management. Comparable constant currency operating expense growth, operating profit growth, and operating margin gain (or growth) should be considered in addition to, and not as replacements of or superior measures to, operating expense growth, operating profit growth, and operating margin gain reported in accordance with GAAP. Comparable constant currency operating expense growth, operating profit growth, and operating margin gain (or growth) exclude a $27.5 million operating expense impact from an ongoing litigation matter involving a royalty claim under an expired patent license agreement recorded in the third quarter of 2020. This impact and those described in the constant currency note above reconcile reported operating expense growth, operating profit growth, and operating margin gain for the third quarter of 2020 to comparable constant currency operating expense growth, operating profit growth, and operating margin gain (or growth) for the same period.

Comparable constant currency EPS growth - Comparable constant currency EPS growth is a non-GAAP financial measure that excludes the impact of changes in foreign currency exchange rates and the tax benefits of share-based compensation activity under ASU 2016-09 and non-recurring or unusual items (if any). Management believes comparable constant currency EPS growth is a more useful way to measure the Company's business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Share-based compensation tax benefits increased third quarter 2020 EPS by $0.18 per share, and 2020 EPS by $0.31 per share for the nine months ended September 30, 2020. Comparable constant currency EPS growth excludes a $27.5 million operating expense impact from an ongoing litigation matter involving a royalty claim under an expired patent license agreement recorded in the third quarter of 2020, which reduced third quarter 2020 EPS by $0.24 per share, and reduced 2020 EPS by $0.24 per share for the nine months ended September 30, 2019. These impacts and those described in the constant currency note above reconcile reported EPS growth to comparable constant currency EPS growth for the third quarter and year-to-date through September of 2020.

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company's investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. See the supplementary analysis of results below for our calculation of free cash flow for the nine months ended September 30, 2020 and 2019.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization, non-recurring transaction expenses incurred in connection with acquisitions, share-based compensation expense, and certain other non-cash losses and charges. Management believes that reporting Adjusted EBITDA, gross debt and net debt in the Debt to Adjusted EBITDA ratios provides supplemental analysis to help investors further evaluate the Company's business performance and available borrowing capacity under the Company's credit facility. For further information on how Adjusted EBITDA and the Debt to Adjusted EBITDA ratios are calculated, see the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)
		Three Months Ended		Nine Months Ended
		Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
		2020	2019	2020	2019
Revenue:	Revenue	$721,789	$605,303	$1,985,717	$1,801,462
Expenses and Income:	Cost of revenue	299,183	260,353	824,179	767,062
	Gross profit	422,606	344,950	1,161,538	1,034,400
	Sales and marketing	108,202	104,551	318,526	312,499
	General and administrative	105,031	66,337	231,111	186,653
	Research and development	37,517	34,260	102,472	98,033
	Income from operations	171,856	139,802	509,429	437,215
	Interest expense, net	(7,902)	(7,004)	(24,880)	(23,503)
	Income before provision for income taxes	163,954	132,798	484,549	413,712
	Provision for income taxes	17,633	23,960	77,376	76,464
Net Income:	Net income	146,321	108,838	407,173	337,248
	Less: Noncontrolling interest in subsidiary's earnings	102	1	187	24
	Net income attributable to stockholders	$146,219	$108,837	$406,986	$337,224
	Earnings per share: Basic	$1.71	$1.26	$4.77	$3.91
	Earnings per share: Diluted	$1.69	$1.24	$4.70	$3.85
	Shares outstanding: Basic	85,314	86,198	85,293	86,206
	Shares outstanding: Diluted	86,690	87,667	86,635	87,633

IDEXX Laboratories, Inc. and Subsidiaries
Selected Operating Information (Unaudited)
		Three Months Ended		Nine Months Ended
		Sept. 30, 2020	Sept. 30, 2019	Sept. 30, 2020	Sept. 30, 2019

Operating Ratios	Gross profit	58.5%	57.0%	58.5%	57.4%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	29.5%	28.2%	27.7%	27.7%
	Research and development expense	5.2%	5.7%	5.2%	5.4%
	Income from operations[1]	23.8%	23.1%	25.7%	24.3%

[1]Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended		Three Months Ended
		Sept. 30, 2020	Percent of Revenue	Sept. 30, 2019	Percent of Revenue

Revenue:	CAG	$638,017		$533,130
	Water	33,272		34,906
	LPD	36,971		31,370
	Other	13,529		5,897
	Total	$721,789		$605,303

Gross Profit[1]:	CAG	$368,297	57.7%	$298,517	56.0%
	Water	23,064	69.3%	25,389	72.7%
	LPD	22,768	61.6%	18,169	57.9%
	Other	8,477	62.7%	2,875	48.8%
	Total	$422,606	58.5%	$344,950	57.0%

Income from Operations[1]:	CAG	$139,434	21.9%	$117,691	22.1%
	Water	15,243	45.8%	16,930	48.5%
	LPD	10,505	28.4%	4,850	15.5%
	Other	6,674	49.3%	331	5.6%
	Total	$171,856	23.8%	$139,802	23.1%

		Nine Months Ended		Nine Months Ended
		Sept. 30, 2020	Percent of Revenue	Sept. 30, 2019	Percent of Revenue

Revenue:	CAG	$1,756,113		$1,589,397
	Water	95,537		99,980
	LPD	103,369		95,980
	Other	30,698		16,105
	Total	$1,985,717		$1,801,462

Gross Profit[1]:	CAG	$1,012,107	57.6%	$897,482	56.5%
	Water	67,491	70.6%	72,397	72.4%
	LPD	63,919	61.8%	56,897	59.3%
	Other	18,021	58.7%	7,624	47.3%
	Total	$1,161,538	58.5%	$1,034,400	57.4%

Income from Operations[1]:	CAG	$426,062	24.3%	$370,600	23.3%
	Water	43,383	45.4%	47,467	47.5%
	LPD	28,417	27.5%	17,707	18.4%
	Other	11,567	37.7%	1,441	8.9%
	Total	$509,429	25.7%	$437,215	24.3%

[1] Effective January 1, 2020, we modified our management reporting to the Chief Operating Decision Maker to provide a more comprehensive view of the performance of our operating segments by including costs that were previously not allocated to our segments. Prior to January 1, 2020, certain costs were not allocated to our operating segments and were instead reported under the caption "Unallocated Amounts". These costs included costs primarily consisting of our R&D function, regional or country expenses and unusual items. Corporate support function costs (such as information technology, facilities, human resources, finance and legal), health benefits and incentive compensation were charged to our business segments at pre-determined budgeted amounts or rates. Beginning January 1, 2020, the segments will reflect these actual costs allocated to the segment based on various allocation methods, including revenue and headcount. Foreign exchange losses on settlements of foreign currency denominated transactions are not allocated to our operating segments and are instead reported under our Other reporting segment.

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Three Months Ended

	Sept. 30, 2020	Sept. 30, 2019	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net Revenue
CAG	$638,017	$533,130	$104,887	19.7%	1.0%	0.7%	18.0%
United States	428,105	357,810	70,295	19.6%	—	1.1%	18.6%
International	209,912	175,320	34,592	19.7%	2.9%	—	16.8%
Water	33,272	34,906	(1,634)	(4.7)%	(0.7)%	—	(4.0)%
United States	16,634	16,794	(160)	(1.0)%	—	—	(1.0)%
International	16,638	18,112	(1,474)	(8.1)%	(1.2)%	—	(6.9)%
LPD	36,971	31,370	5,601	17.8%	0.3%	—	17.5%
United States	3,784	3,649	135	3.7%	—	—	3.7%
International	33,187	27,721	5,466	19.7%	0.4%	—	19.3%
Other	13,529	5,897	7,632	129.5%	—	—	129.5%
Total Company	$721,789	$605,303	$116,486	19.2%	0.8%	0.6%	17.8%
United States	454,836	380,184	74,652	19.6%	—	1.0%	18.6%
International	266,953	225,119	41,834	18.6%	2.2%	—	16.4%

	Three Months Ended

	Sept. 30, 2020	Sept. 30, 2019	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net CAG Revenue
CAG Diagnostics recurring revenue:	$567,416	$460,974	$106,442	23.1%	1.0%	0.8%	21.3%
IDEXX VetLab consumables	218,605	177,276	41,329	23.3%	1.2%	—	22.1%
Rapid assay products	70,593	58,930	11,663	19.8%	—%	—	19.8%
Reference laboratory diagnostic and consulting services	254,223	204,919	49,304	24.1%	1.2%	1.8%	21.1%
CAG Diagnostics services and accessories	23,995	19,849	4,146	20.9%	1.0%	—	19.9%
CAG Diagnostics capital – instruments	29,336	32,608	(3,272)	(10.0)%	1.2%	—	(11.2)%
Veterinary software, services and diagnostic imaging systems	41,265	39,548	1,717	4.3%	0.2%	—	4.2%
Net CAG revenue	$638,017	$533,130	$104,887	19.7%	1.0%	0.7%	18.0%

[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Nine Months Ended

	Sept. 30, 2020	Sept. 30, 2019	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net Revenue
CAG	$1,756,113	$1,589,397	$166,716	10.5%	(0.4)%	0.7%	10.1%
United States	1,188,493	1,062,715	125,778	11.8%	—	1.1%	10.8%
International	567,620	526,682	40,938	7.8%	(1.1)%	—	8.9%
Water	95,537	99,980	(4,443)	(4.4)%	(2.1)%	—	(2.3)%
United States	47,510	48,157	(647)	(1.3)%	—	—	(1.3)%
International	48,027	51,823	(3,796)	(7.3)%	(4.1)%	—	(3.2)%
LPD	103,369	95,980	7,389	7.7%	(2.7)%	—	10.4%
United States	10,803	10,221	582	5.7%	—	—	5.7%
International	92,566	85,759	6,807	7.9%	(3.0)%	—	10.9%
Other	30,698	16,105	14,593	90.6%	—	—	90.6%
Total Company	$1,985,717	$1,801,462	$184,255	10.2%	(0.6)%	0.6%	10.2%
United States	1,257,617	1,127,347	130,270	11.6%	—	1.0%	10.6%
International	728,100	674,115	53,985	8.0%	(1.6)%	—	9.6%

	Nine Months Ended

	Sept. 30, 2020	Sept. 30, 2019	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net CAG Revenue
CAG Diagnostics recurring revenue:	$1,565,595	$1,382,196	$183,399	13.3%	(0.4)%	0.8%	12.8%
IDEXX VetLab consumables	603,379	519,646	83,733	16.1%	(0.6)%	—	16.7%
Rapid assay products	192,681	181,966	10,715	5.9%	(0.4)%	—	6.3%
Reference laboratory diagnostic and consulting services	703,300	621,469	81,831	13.2%	(0.2)%	1.8%	11.5%
CAG Diagnostics services and accessories	66,235	59,115	7,120	12.0%	(0.6)%	—	12.7%
CAG Diagnostics capital – instruments	72,040	92,883	(20,843)	(22.4)%	(0.4)%	—	(22.0)%
Veterinary software, services and diagnostic imaging systems	118,478	114,318	4,160	3.6%	(0.1)%	—	3.8%
Net CAG revenue	$1,756,113	$1,589,397	$166,716	10.5%	(0.4)%	0.7%	10.1%
	—
[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
Amounts in thousands (Unaudited)
		September 30, 2020	December 31, 2019

Assets:	Current Assets:
	Cash and cash equivalents	$175,587	$90,326
	Accounts receivable, net	337,593	269,312
	Inventories	217,597	195,019
	Other current assets	137,902	124,982
	Total current assets	868,679	679,639
	Property and equipment, net	547,624	533,845
	Other long-term assets, net	631,104	618,991
	Total assets	$2,047,407	$1,832,475
Liabilities and Stockholders'
Equity:	Current Liabilities:
	Accounts payable	$71,933	$72,172
	Accrued liabilities	362,326	322,938
	Line of credit	—	288,765
	Current portion of long-term debt	49,983	—
	Deferred revenue	42,599	41,462
	Total current liabilities	526,841	725,337
	Long-term debt, net of current portion	853,316	698,910
	Other long-term liabilities, net	226,135	230,403
	Total long-term liabilities	1,079,451	929,313
	Total stockholders' equity	440,576	177,473
	Noncontrolling interest	539	352
	Total stockholders' equity	441,115	177,825
	Total liabilities and stockholders' equity	$2,047,407	$1,832,475

IDEXX Laboratories, Inc. and Subsidiaries
Select Balance Sheet Information (Unaudited)
		September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Selected Balance Sheet Information:	Days sales outstanding[1]	41.5	44.4	41.5	40.5	41.8
	Inventory turns[2]	1.9	1.6	1.9	2.2	2.0

[1]Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

[2]Inventory turns represent inventory-related cost of product revenue for the twelve months preceding each quarter-end divided by the average inventory balances at the beginning and end of each quarter.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)
		Nine Months Ended
		Sept. 30, 2020	Sept. 30, 2019

Operating:	Cash Flows from Operating Activities:
	Net income	$407,173	$337,248
	Non-cash adjustments to net income	98,798	91,945
	Changes in assets and liabilities	(76,842)	(125,448)
	Net cash provided by operating activities	429,129	303,745
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(92,768)	(109,058)
	Acquisition of intangible assets / business / equity investment	(918)	(559)
	Net cash used by investing activities	(93,686)	(109,617)
Financing:	Cash Flows from Financing Activities:
	Repayments on revolving credit facilities, net	(289,625)	(169,532)
	Issuance of senior notes	200,000	100,000
	Debt issuance costs	(4,995)	(154)
	Payment of acquisition-related contingent consideration	(1,580)	(2,255)
	Repurchases of common stock	(182,815)	(160,969)
	Proceeds from exercises of stock options and employee stock purchase plans	39,230	28,739
	Shares withheld for statutory tax withholding on restricted stock	(9,029)	(7,849)
	Net cash used by financing activities	(248,814)	(212,020)
	Net effect of changes in exchange rates on cash	(1,368)	(1,906)
	Net increase (decrease) in cash and cash equivalents	85,261	(19,798)
	Cash and cash equivalents, beginning of period	90,326	123,794
	Cash and cash equivalents, end of period	$175,587	$103,996

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow
Amounts in thousands except per share data (Unaudited)
		Nine Months Ended
		Sept. 30, 2020	Sept. 30, 2019

Free Cash Flow:	Net cash provided by operating activities	$429,129	$303,745
	Investing cash flows attributable to purchases of property and equipment	(92,768)	(109,058)
	Free cash flow[1]	$336,361	$194,687

[1]See Statements Regarding Non-GAAP Financial Measures, above.

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases
Amounts in thousands except per share data (Unaudited)
	Three Months Ended		Nine Months Ended
	Sept. 30, 2020	Sept. 30, 2019	Sept. 30, 2020	Sept. 30, 2019

Shares repurchased in the open market	—	330	721	683
Shares acquired through employee surrender for statutory tax withholding	1	1	31	38
Total shares repurchased	1	331	752	721

Cost of shares repurchased in the open market	$—	$91,051	$179,623	$165,198
Cost of shares for employee surrenders	360	277	9,029	7,849
Total cost of shares	$360	$91,328	$188,652	$173,047

Average cost per share – open market repurchases	$—	$275.50	$249.20	$241.56
Average cost per share – employee surrenders	$393.12	$286.65	$292.03	$209.20
Average cost per share – total	$393.12	$275.53	$250.96	$239.87

Contact: John Ravis, Investor Relations, 1-207-556-8155